Exhibit 10.6

SUBORDINATION AGREEMENT

This Subordination Agreement (this “Agreement”) dated as of November 17, 2023, is entered into by and among the entities detailed as Subordinated Creditors on the signature page hereto (“Subordinated Creditor”), ISRAEL BIOTECH FUND I, L.P. (“IBF I”) and ISRAEL BIOTECH FUND II, L.P. (“IBF II” and, together with IBF I, solely in their capacities as such, “Senior Creditors”) and AYALA PHARMACEUTICALS, INC., a Delaware corporation (the “Company”).

Recitals

A. Pursuant to certain Senior Secured Convertible Promissory Notes dated August 7, 2023 (as partially assigned from IBF I to IBF II and as amended and restated, the “Loan Notes”) entered into between the Company and the Senior Creditors, the Company is required to pay the Senior Creditors certain amounts, including interest, pursuant to the terms thereof (“Note Amounts”);

B. As security for the performance of the Company’s obligations, existing now or later, under the Loan Notes (the “Senior Secured Obligations”), including, without limitation, payment of the Note Amounts (the “Senior Debt”), the Company has, among other things, entered into a Security Agreement (as defined in the Loan Notes);

C. Pursuant to certain Senior Convertible Promissory Notes (the “New Notes”), dated as of the date hereof, entered into between the Company and the Subordinated Creditors, the Company is required to pay the Subordinated Creditors certain amounts, including interest, pursuant to the terms thereof (the “Subordinated Debt”);

NOW, THEREFORE, in consideration of the aforesaid premises and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby covenant and agree as follows:

1. Each of the Subordinated Creditors hereby undertakes and agrees that (i) any and all of its rights with respect to the Subordinated Debt payments are and shall be at all times subordinated to the Senior Creditors’ rights with respect to the Senior Debt payments in all respects, including, without limitation, in terms of ranking, liquidation preference, guaranties and maturity, and (ii) it shall not have any security interest in any property or assets of Company or its subsidiaries.

2. Each of the Subordinated Creditors hereby undertakes and agrees that payment of the Subordinated Debt will only commence following full payment of the Senior Debt; provided however that the Company will be entitled to pay cash interest payments to the Subordinated Creditors on the principal amount of the Subordinated Debt pursuant to the agreement between the Subordinated Creditors and the Company as long as (i) interest payments (including default interest, if any) are also made to the Senior Creditors pursuant to the Loan Notes and (ii) there is no Event of Default pursuant to the terms the Loan Notes.

3. Each of the Subordinated Creditors further undertakes that it will not, without the prior written consent of the Senior Creditors:

(a)	demand or receive from the Company (and the Company will not pay) any part of the Subordinated Debt, by payment, prepayment, or otherwise (with the exception of (i) interest payments as and to the extent permitted pursuant to Section 2 above and (ii) conversion of the Subordinated Debt into equity securities in accordance with the terms of the New Notes),

(b)	exercise any remedy against the Company or any collateral, including, the filing any attachment and/or receivership application in respect of the assets of the Company or any of its subsidiaries, or

(c)	take any winding-up proceedings and/or compromise or arrangement proceedings in connection with the Company.

4. Each of the Subordinated Creditors must deliver to the Senior Creditors in the form received any payment, distribution, security or proceeds it receives on the Subordinated Debt (with the exceptions permitted pursuant to Section 3(a) above).

5. These provisions shall remain in full force and effect, despite the Company’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law, and the Senior Creditors’ claims against the Company will be fully paid before any payment is made to the Subordinated Creditors (with the exceptions permitted pursuant to Section 3(a) above).

6. No amendment of the Subordinated Debt documents will modify this Agreement in any way that terminates or impairs the subordination of the Subordinated Debt.

7. Each of the Subordinated Creditors will ensure that all Subordinated Debt instruments will include a provision pursuant to which the Subordinated Debt instrument is non assignable or transferrable unless the assignee executes a subordination agreement in the form of this Agreement.

8. This Agreement is effective while the Company owes any amounts under the Senior Debt. At any time without notice to the Subordinated Creditors (but with the consent of the Company, to the extent applicable), each of the Senior Creditors may take actions it considers appropriate on the Senior Debt such as terminating advances, increasing the principal, extending the time of payment, increasing interest rates, renewing, compromising or otherwise amending any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against Company or any other person. No action or inaction will impair or otherwise affect Senior Creditors’ rights under this Agreement.

9. Each of the Subordinated Creditors hereby represents that all necessary action on the part of the Subordinated Creditor, its respective officers, directors, partners, members and shareholders, as applicable, necessary for the authorization of this Agreement and the performance of all obligations hereunder has been taken. Additionally, the execution, delivery and performance of and compliance with this Agreement will not result in any material violation or default of any term of any of the Subordinated Creditor’s charter, formation or other organizational documents (such as Articles or Certificate of Incorporation, bylaws, partnership agreement, operating agreement, etc.).

10. This Agreement binds each of the Subordinated Creditors, its successors or assigns, and benefits Senior Creditor’s successors or assigns. This Agreement is for the benefit of each Subordinated Creditors and the Senior Creditors and not for the benefit of the Company or any other party. This Agreement shall not impose any obligation on the Company.

11. This Agreement may be executed in two or more counterparts, each of which is an original and all of which together constitute one instrument.

12. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in New York, New York (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

13. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. Each of the Subordinated Creditors is not relying on any representations by the Senior Creditor or the Company in entering into this Agreement. This Agreement may be amended only by written instrument signed by the Subordinated Creditors and the Senior Creditors.

14. If there is an action to enforce the rights of a party under this Agreement, the party prevailing, in addition to other relief, all reasonable costs and expenses, including reasonable attorneys’ fees, incurred in the action from the other party.

[SIGNATURES ON THE FOLLOWING PAGE]

2

In Witness Whereof, the parties hereto have caused this Subordination Agreement to be duly executed and delivered as of the date first written above.

Senior Creditors:

ISRAEL BIOTECH FUND I, L.P.

By its general partner: Israel Biotech Fund GP Partners, L.P.
By its general partner: I.B.F. Management, Ltd.

By:	/s/ Ido Zairi
Name:	Ido Zairi
Title:	Director

ISRAEL BIOTECH FUND II, L.P.

By its general partner: Israel Biotech Fund GP Partners II, L.P.
By its general partner: I.B.F. Management, Ltd.

By:	/s/ Ido Zairi
Name:	Ido Zairi
Title:	Director

In Witness Whereof, the parties hereto have caused this Subordination Agreement to be duly executed and delivered as of the date first written above.

Company:

AYALA PHARMACEUTICALS, INC.

By:	/s/ Kenneth A. Berlin
Name:	Kenneth A. Berlin
Title:	President and Chief Executive Officer

In Witness Whereof, the parties hereto have caused this Subordination Agreement to be duly executed and delivered as of the date first written above.

Subordinated Creditors (solely in their capacities as such):

ISRAEL BIOTECH FUND I, L.P.

By its general partner: Israel Biotech Fund GP Partners, L.P.
By its general partner: I.B.F. Management, Ltd.

By:	/s/ Ido Zairi
Name:	Ido Zairi
Title:	Director

ISRAEL BIOTECH FUND II, L.P.

By its general partner: Israel Biotech Fund GP Partners II, L.P.
By its general partner: I.B.F. Management, Ltd.

By:	/s/ Ido Zairi
Name:	Ido Zairi
Title:	Director

In Witness Whereof, the parties hereto have caused this Subordination Agreement to be duly executed and delivered as of the date first written above.

Subordinated Creditors:

ARKIN BIO VENTURES L.P.
By its General Partner:
Arkin Bio Ventures Partners Ltd.

By:	/s/ Moshe Arkin
Name:	Moshe Arkin
Title:	Director

In Witness Whereof, the parties hereto have caused this Subordination Agreement to be duly executed and delivered as of the date first written above.

Subordinated Creditors:

BIOTEL LIMITED

By:	/s/ Rodney Hodges
Name:	Rodney Hodges
Title:	duly authorized by Champel Directors Limited to sign on its behalf as corporate director of Biotel Limited